POWER OF ATTORNEY

Each undersigned Trustee of Trust for Advised Portfolios (the “Trust”) hereby appoints Christopher E. Kashmerick, Russell B. Simon, and Scott A. Resnick, each an officer of the Trust, individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934 (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, filing by the Trust of any and all Registration Statements and other filings pursuant to the Acts, and any amendments thereto, signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue hereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 27th day of November 2020.

Name	Title

/s/ John Chrystal	Independent Trustee
John Chrystal

/s/ Albert J. DiUlio, S.J.	Independent Trustee
Albert J. DiUlio, S.J.

/s/ Brian S. Ferrie	Independent Trustee
Brian S. Ferrie

/s/ Wan-Chong Kung	Independent Trustee
Wan-Chong Kung

/s/ Harry E. Resis	Independent Trustee
Harry E. Resis

/s/ Christopher E. Kashmerick	Trustee
Christopher E. Kashmerick